Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Blue Buffalo Pet Products, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Stamford, Connecticut

September 12, 2016